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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2001

Xcel Energy Inc.
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

1-3034 (Commission File Number)	41-0448030 (IRS Employer Identification No.)
800 Nicollet Mall, Mpls, MN (Address of principal executive offices)	55402 (Zip Code)

Registrant's telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events

    On June 15, 2001, the Governor of Texas signed legislation postponing the deregulation and restructuring of Southwestern Public Service Company (SPS) for at least five years (see the attached press release entitled "Texas Postpones SPS Deregulation Until 2007" for additional information). SPS is an integrated electric utility serving retail and wholesale customers in portions of Texas, New Mexico, Kansas and Oklahoma, and is a wholly-owned subsidiary of Xcel Energy Inc. This legislation amended the 1999 legislation, Senate Bill No. 7 (SB-7), which provided for retail electric competition beginning January 1, 2002.

    Under the requirements of SB-7 the Public Utility Commission of Texas (PUCT) had previously approved SPS' business separation and power plant divestiture plans associated with implementing customer choice. Under the newly-adopted legislation, prior PUCT orders issued in connection with the restructuring of SPS will be considered null and void. In addition, under the new legislation, SPS is entitled to recover all reasonable and necessary expenditures made or incurred before Sept. 1, 2001, to comply with SB-7. As required, SPS plans to file an application during the fourth quarter of 2001, requesting a rate rider to recover these costs incurred preparing for customer choice.

    In March 2001, the state of New Mexico enacted legislation that delayed customer choice until 2007 and amended the Electric Utility Restructuring Act of 1999. SPS has requested recovery of its costs incurred to prepare for customer choice in New Mexico. A decision on this and other matters is pending before the New Mexico Public Regulation Commission (NMPRC).

    As a result of these recent legislative developments, SPS will reapply the provisions of Statement of Financial Accounting Standards No. 71 (SFAS 71), "Accounting for the Effects of Certain Types of Regulation" for its generation business during the second quarter of 2001. More than 95 percent of SPS' retail electric revenues are from operations in Texas and New Mexico. Because of the delays to electric restructuring passed by Texas and New Mexico, SPS' previous plans to implement restructuring, including the divestiture of generation assets, have been abandoned. Accordingly, SPS will now continue to be subject to rate regulation under traditional cost of service regulation, consistent with its past accounting and ratemaking practices. At this time, management is uncertain as to whether restructuring will be completed in 2007 or later and as to what the transition plan to competition will be at that time.

    SPS does not expect to recognize any earnings impact for financial reporting purposes as a result of its reapplication of SFAS 71 during 2001. In 2000, SPS recognized extraordinary charges of approximately $19 million after taxes as a direct result of discontinuing the application of SFAS 71. Through the second quarter of 2001, SPS has incurred more than $40 million of pretax costs associated with restructuring, a portion of which has been deferred based on expected regulatory recovery. SPS has requested regulatory recovery of a portion of these costs from retail customers in New Mexico, and plans to file a similar request in Texas later in 2001. However, it is not known when regulators will act on such filings.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

Exhibit No.	Description
99.01	News Release of Xcel Energy Inc. dated June 18, 2001

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XCEL ENERGY INC. (a Minnesota Corporation)
By:	/s/ DAVID E. RIPKA David E. Ripka Vice President and Controller

June 22, 2001

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  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURES